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                                                                     Exhibit 4.2

                [FORM OF INVESTOR SENIOR PREFERRED STOCK WARRANT]


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                              MEDICONSULT.COM, INC.

                           STOCK SUBSCRIPTION WARRANT


                                                               February 26, 1999


1.    GENERAL.

      (a) THIS CERTIFIES that, for value received, [NAME OF INVESTOR], or assigns, is entitled to subscribe for and purchase from MEDICONSULT.COM, INC. , a Delaware corporation (the "Corporation"), at any time or from time to time during the period (the "Exercise Period") commencing with the date hereof and ending on the fifth anniversary of the date hereof, on the terms and subject to the provisions hereinafter set forth, [___] of shares (subject to adjustment as provided herein) of fully paid and non-assessable shares of Senior Convertible Preferred Stock, $.001 par value, of the Corporation (the "Preferred Stock"), at a price per share (the "Warrant Price") of $[___] or in the event the Preferred Stock shall prior to exercise or exchange of this Warrant have been manditorily converted into Common Stock, $.001 par value (the "Common Stock") of the Corporation (as set forth in the Certificate of Incorporation of the Corporation, as amended), that number of shares of Common Stock into which such number of shares of Preferred Stock would be converted ("Mandatory Conversion Event") at any time or from time to time during the Exercise Period.

      (b) This Warrant is being issued pursuant to a Senior Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Agreement"), among the Corporation and the Investors set forth on Schedule 1 thereto. All terms used but not defined herein shall have the meanings set forth in the Agreement. The shares of capital stock of the Corporation issuable upon exercise or exchange of this Warrant are sometimes hereinafter referred to as the "Warrant Shares," and, in connection therewith, all references herein to Warrant Shares shall mean Preferred Stock until the occurrence of a Mandatory Conversion Event, and upon and at all times after, the occurrence of a Mandatory Conversion Event, shall mean Common Stock.


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2.    EXERCISE OF WARRANT.

      The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time or from time to time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation at [33 Reid Street, 4th Floor, Hamilton HM12, Bermuda], or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment (either in cash, by check, by cancellation of indebtedness and/or in shares of Common Stock of the Corporation valued at Fair Market Value (as hereinafter defined) on the date of such exercise) to the Corporation of the Warrant Price for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if this Warrant shall not have been exercised for all of the Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.    EXCHANGE OF WARRANT.

      (a) In addition to, and independent of, the rights of the holder of this Warrant set forth in Section 2 hereof, the holder hereof may at any time or from time to time elect to receive, without the payment by the holder of any additional consideration, that number of Warrant Shares determined as hereinafter provided in this Section 3 by the surrender of this Warrant or any portion hereof to the Corporation, accompanied by an executed Notice of Exchange in substantially the form thereof attached hereto (the "Net Issue Election"). Thereupon, the Corporation shall issue to the holder hereof such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                           A

where X =   the number of Warrant Shares to be issued to the holder pursuant to this Section 3.

      Y = the number of Warrant Shares covered by this Warrant in respect of which the Net Issue Election is made pursuant to this Section 3.


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      A =   the Fair Market Value (as hereinafter defined) of one Warrant
            Share determined at the time the Net Issue Election is made pursuant to this Section 3 (the "Determination Date").

      B = the Warrant Price in effect under this Warrant at the time the Net Issue Election is made pursuant to this Section 3.

For purposes of the above calculation, "Fair Market Value" of one Warrant Share as of the Determination Date shall mean:

      (i) if the Common Stock of the Corporation is publicly traded, (A) the average of the closing prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (B) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the twenty (20) trading days immediately preceding the Determination Date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day;

      (ii) in the event of a Warrant Exchange in connection with a Corporate Transaction, the value per share of Common Stock received or receivable by each holder thereof (assuming, in the case of a sale of assets, the Corporation is liquidated immediately following such sale and the consideration paid to the Corporation is immediately distributed to its stockholders); and

      (iii) in all other circumstances, the fair market value per share of Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holders of Warrants representing in the aggregate a majority of Warrant Shares issuable upon the exercise of all Warrants then outstanding (the "Requisite Warrant Holders") or, if such selection cannot be made within five business days after delivery of the Notice of Exchange referred to above, by a nationally recognized independent investment banking firm selected by the American Arbitration Association.

The closing of any Warrant Exchange shall take place at the agency offices of the Corporation set forth in Section 2 on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange.


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4.    ADJUSTMENT OF WARRANT PRICE.

      If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted on the effective date of such stock dividend, subdivision, split-up or combination to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

      4.1   ADJUSTMENT OF WARRANT SHARES.

            Upon each adjustment of the Warrant Price as provided in Section 4, the holder hereof shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

5.    COVENANTS AS TO PREFERRED STOCK.

            (a) The Corporation covenants and agrees that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock which may be issued upon the conversion of the Preferred Stock will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then effective Warrant Price per share of Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of (a) shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of the Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of Preferred Stock upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon


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exercise, then the Corporation will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Preferred Stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Preferred Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

            (b) The Corporation further covenants and agrees that the holder hereof will be entitled to the benefits of any adjustment prior to the exercise hereof pursuant to any anti-dilution protection and any notice of adjustment of the conversion price provided to the holders of Preferred Stock in accordance with the Corporation's Certificate of Incorporation.

6.    NO SHAREHOLDER RIGHTS.

            This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

7.    RESTRICTIONS ON TRANSFER.

            The holder of this Warrant acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") and the holder of this Warrant agrees that no sale, transfer, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares shall be made (other than to a partner of the holder) in the absence of (a) current registration statement under the Securities Act as to this Warrant or the Warrant Shares and the registration or qualification of this Warrant or the Warrant Shares under any applicable state securities laws is then in effect or (ii) an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon exercise of this Warrant shall, if required under the Securities Act or the rules promulgated thereunder, be imprinted with a legend substantially to the foregoing effect.

8.    RIGHTS OF THE HOLDER.

            Anything contained herein to the contrary notwithstanding, the shares of Preferred Stock issuable upon exercise of this Warrant and the Common Stock issuable upon conversion of such shares of Preferred Stock shall be entitled to all rights and benefits accorded thereto in the Registration Rights Agreement and the Corporation shall take all actions and shall execute and deliver all documents necessary or desirable, including any amendments to such agreement(s) to make the holder a party thereto.


9.    TRANSFER OF WARRANT; AMENDMENT.

            Subject to the restriction set forth in Section 7, this Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Corporation referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant


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properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

10. REORGANIZATIONS, ETC. In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of or all of the capital stock of the Corporation to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Preferred Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such reorganization or other action or transaction described above, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation or entity (if other than the Corporation) resulting from such transaction or the corporation or entity purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.


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12.   MODIFICATION AND WAIVER. This Warrant and any provision hereof may be waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. This Warrant and any portion hereof may be modified or changed only by an instrument signed in writing by the Corporation and by the Requisite Warrant Holders.

13. NOTICES. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

            (a) if to the Corporation, to:

                Mediconsult.com, Inc.
                33 Reid Street, 4th Floor
                Hamilton HM12, Bermuda
                Attention:  Robert A. Jennings, Chief Executive Offfice
                Telecopier: 441-295-0560

                and

            (b) If to the holder of this Warrant, to the address set forth below the name of such holder on Schedule I to the Stock Purchase Agreement:


Or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 13, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

14. BINDING EFFECT ON SUCCESSORS; SURVIVAL. This Warrant shall be binding upon any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's assets. All of the obligations of the Corporation relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of the Investor.

15.   CONSENT TO JURISDICTION; VENUE.


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      (a)   The Corporation hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Corporation hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal court. The Corporation agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) The Corporation hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Corporation hereby irrevocably waives, to the fullest extent permitted by law, the defense of FORUM NON CONVENIENS to the maintenance of such action or proceeding in any such court.

      (c) The Corporation hereby irrevocably appoints and designates Golenbock, Eiseman, Assor & Bell located at 437 Madison Avenue, New York, New York 10022, or any other person having and maintaining a place of business in the State of New York whom the Corporation may from time to time hereafter designate (having given 30 days' notice thereof to the parties hereto), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process from the Corporation or such Investor, as the case may be. Without prejudice to the foregoing, the Corporation irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Warrant will affect the right of the Corporation to serve process in any other manner permitted by law.

16. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

17. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Corporation shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then Fair Market Value of one Warrant Share.

                                      * * *


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            IN WITNESS WHEREOF, the undersigned have caused this Warrant and
Warrant Agreement to be executed by their duly authorized officers on the date first above written.

                                        MEDICONSULT.COM, INC.



                                        By: ______________________________
                                              Name:
                                              Title:




ACCEPTED AND AGREED TO BY:

[INVESTOR]



By: ______________________________
      Name:
      Title:


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                              FORM OF SUBSCRIPTION

                     [To be signed upon exercise of Warrant]

            The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of _________ of MEDICONSULT.COM, INC. and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to, _________________________________, whose address is
________________________________________.


Dated:_____________
                                   _________________________________
                                   (Signature)



                                   _________________________________
                                   (Address)


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                               NOTICE OF EXCHANGE



                        (To be executed by the Holder in
                         order to exchange the Warrant.)

            The undersigned hereby irrevocably elects to exchange this Warrant into __________ shares (the foregoing number constituting the number of Warrant Shares to be issued pursuant to Section 3 of this Warrant) of ________ of MEDICONSULT.COM, INC., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on
________________.

Dated:

                                   _____________________________
                                   Name of Holder:

                                   By:__________________________


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                               FORM OF ASSIGNMENT

                  [To be signed only upon transfer of Warrant]

            For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the Warrant to purchase _______ shares of _________ of MEDICONSULT.COM, INC., to which the Warrant relates, and appoints Attorney to transfer such right on the books of MEDICONSULT.COM, INC., with full power of substitution in the premises.


Dated:_____________


                                   ____________________________
                                   (Signature)

Signed in the presence of:

______________________________





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